Exhibit 31.2

CERTIFICATIONS

I, K. Wayne McDougall, certify that
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of MapInfo Corporation; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 2, 2004	/s/ K. Wayne McDougall K. Wayne McDougall Vice President, Treasurer, and Chief Financial Officer